Exhibit 99.1

NEWS RELEASE

DuPont Announces Plans for Reverse Stock Split

WILMINGTON, Del., March 18, 2026 – DuPont (NYSE:DD) announced today that it plans to seek stockholder approval for an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 or more than 1-for-4, with the exact ratio to be determined by the Board of Directors at a later date. If and when the reverse stock split is effected, the Certificate of Incorporation will also be amended to reflect a corresponding reduction in the number of authorized shares of the Company’s common stock by the selected reverse stock split ratio. The reverse stock split will have no impact on the voting and other rights of stockholders, and will have no impact on the Company’s business operations or any of its outstanding indebtedness.

DuPont will seek approval of the reverse stock split at its Annual Meeting of Stockholders on May 21, 2026. DuPont’s Board of Directors has set March 30, 2026, as the record date for stockholders entitled to vote at the Annual Meeting. The time and other details regarding the Annual Meeting will be communicated to stockholders at a later date via proxy materials which will be filed with, and will be subject to review by, the U.S. Securities and Exchange Commission (the “SEC”).

Even if the reverse stock split is approved by the Company’s stockholders, the Board of Directors may delay or abandon the reverse stock split at any time prior to the effective time of the reverse stock split if the Board of Directors determines that the reverse stock split is no longer in the best interests of the Company or its stockholders.

Solicitation Material
This communication may be deemed to be solicitation material in connection with the proposal to be submitted to DuPont’s stockholders at its Annual Meeting of Stockholders seeking approval of an amendment to the Certificate of Incorporation to effect a reverse stock split. In connection with the proposal, DuPont plans to file a preliminary proxy statement on Schedule 14A with the SEC. The Company expects to file its definitive proxy material in due course. Stockholders are encouraged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the proposal. Stockholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC’s website (www.sec.gov) or from the Company by accessing information included on the Investor Relations website (investors.dupont.com).

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and industrial. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this release may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words . All statements, other than statements of historical fact, are forward-looking statements and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the timing, ratio, completion, and benefits of the reverse stock split. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Additional information concerning the risks, uncertainties and assumptions can be found in DuPont’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, subsequent quarterly reports on Form 10-Q and other filings. Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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3/18/26

DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com +1 989-294-5890	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628